Exhibit 99.1

VERANO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2020 AND 2019

(Expressed in United States Dollars)

Management’s Responsibility for Financial Reporting

To the Members of Verano Holdings, LLC and Subsidiaries:

Management of Verano Holdings, LLC and its Subsidiaries (combined the “Company”) is responsible for the preparation and presentation of the accompanying consolidated financial statements, including responsibility for significant accounting judgements and estimates in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and ensuring that all information in the annual report is consistent with the consolidated financial statements. This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgement is required.

In discharging its responsibilities for the integrity and fairness of the consolidated financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are properly maintained to provide reliable information for the preparation of consolidated financial statements.

The Board of Directors is responsible for overseeing management in the performance of its financial reporting responsibilities, and for approving the financial information included in the annual report. The Board fulfils these responsibilities by reviewing the financial information prepared by management and discussing relevant matters with management and external auditors. The Audit Committee is also responsible for recommending the appointment of the Company’s external auditors. The accompanying consolidated financial statements of the Company were reviewed by the Audit Committee and approved by the Board of Directors.

Macias Gini & O’Connell LLP, an independent firm, is appointed by the Board of Directors to audit the consolidated financial statements and report directly to them; their report follows. The external auditors have full and free access to, and meet periodically and separately with, both the Audit Committee and management to discuss their audit findings.

/s/ George Archos	/s/ Brian Ward
Chief Executive Officer	Chief Financial Officer

Chicago, Illinois

April 6, 2021

Page(s)

INDPENDENT AUDITOR’S REPORT	1 - 2

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Statements of Financial Position	3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Members’ Equity	5

Consolidated Statements of Cash Flows	6 - 7

Notes to the Consolidated Financial Statements	8 - 47

Independent Auditor’s Report

To the Members of Verano Holdings, LLC and Subsidiaries

Chicago, Illinois

Opinion

We have audited the consolidated financial statements of Verano Holdings, LLC and Subsidiaries (the “Company”), which comprise the consolidated statements of financial position as of December 31, 2020 and 2019, and the consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2020 and 2019, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRS”).

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Other Information

Management is responsible for the other information. The other information comprises the Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

Macias Gini & O’Connell LLP
155 North Wacker Drive, Suite 4350
Chicago, IL 60606	www.mgocpa.com

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audits. We also:

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
●	Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.
●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the audits. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

We also provide those charged with governance with a statement that have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonable be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on this audit resulting in this independent auditor’s report is Cesar Reynoso.

Chicago, Illinois

April 6, 2021

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Financial Position

As of December 31, 2020 and 2019

	Financial	December 31,	December 31,
	Footnote	2020	2019

ASSETS
Current Assets:
Cash		$16,402,148	$6,417,703
Accounts Receivable, Net	2(f)	7,269,837	5,055,564
Notes Receivable	7	3,010,523	5,000,000
Interest Receivable		934,500	-
Due from Related Parties	17	108,254	253,580
Inventories	5	59,290,065	14,073,364
Biological Assets	6	109,376,567	16,613,392
Prepaid Expenses and Other Current Assets		6,169,400	2,692,536
Distributions Receivable		-	83,295

Total Current Assets		$202,561,294	$50,189,434

Property, Plant and Equipment, Net	8	143,137,585	94,379,744
Right Of Use Assets, Net	2(m), 16(a)	11,337,343	9,864,915
Intangible Assets	10	73,897,467	19,880,449
Goodwill	10	16,028,903	5,064,248
Investment in Associates	2(h)	11,547,004	10,927,934
Deposits and Other Assets		797,321	3,807,972

TOTAL ASSETS		$459,306,917	$194,114,696

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable		$18,292,696	$18,544,003
Accrued Liabilities		13,835,980	3,111,567
Income Tax Payable	14	46,872,445	11,206,250
Current Portion of Lease Liabilities	2(m), 16(a)	1,910,645	1,653,757
Current Portion of Notes Payable	11	7,814,261	8,153,234
Derivative Liability	12	-	6,778,510
License Payable	9(b)	49,950	60,185
Acquisition Price Payable	9(a)	33,290,400	6,750,000
Due to Related Parties	17	44,664	82,718

Total Current Liabilities		122,111,041	56,340,224

Long-Term Liabilities:
Deferred Revenue		2,035,405	-
Notes Payable, Net of Current Portion	11	32,479,649	6,213,433
Lease Liabilities, Net of Current Portion	2(m), 16(a)	10,864,742	9,602,436
Deferred Income Taxes	14	49,084,004	5,114,977

Total Long-Term Liabilities		94,463,800	20,930,846

TOTAL LIABILITIES		$216,574,841	$77,271,070

MEMBERS’ EQUITY		242,387,456	111,752,803
NON-CONTROLLING INTEREST		344,620	5,090,823

TOTAL LIABILITIES AND MEMBERS’ EQUITY		$459,306,917	$194,114,696

See accompanying notes to consolidated financial statements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2019

	Financial
	Footnote	2020	2019

Revenues, net of discounts		$228,530,083	$65,968,292
Cost of Goods Sold		94,386,849	38,469,325

Gross Profit before Biological Asset Adjustment		134,143,234	27,498,967

Realized fair value amounts included in inventory sold	6	(132,553,802)	(29,975,944)
Unrealized fair value gain on growth of biological assets	6	254,154,780	44,539,847

Gross Profit		255,744,212	42,062,870

Expenses:
General and Administrative		26,742,144	28,106,966
Sales and Marketing		918,203	926,258
Salaries and Benefits		16,227,897	6,231,096
Depreciation and Amortization		1,973,723	2,546,239

Total Expenses		45,861,967	37,810,559

(Loss) Income from Investments in Associates		2,691,597	(456,053)

Income From Operations		212,573,842	3,796,258

Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment		-	(1,546,540)
Loss on Deconsolidation	4	(189,324)	(3,086,878)
Gain on Previously Held Equity Interest	9	458,039	-
Gain on Derivative Liability	12	6,778,510	-
Change in Fair Market Value of Derivative	12	-	(562,319)
Amortization of Debt Issuance Costs for Warrant	11	(4,572,423)	(656,177)
Amortization of Convertible Debt Discount	12	(5,525,503)	(690,688)
Interest Expense, Net		(5,349,644)	(338,992)
Other Income (Expense)		(701,496)	94,100
Total Other Expense		(9,101,841)	(6,787,494)

Net Income Before Provision for Income Taxes and
Non-Controlling Interest		203,472,001	(2,991,236)

Provision for Income Taxes	14	(76,831,828)	(15,203,221)

Net Income (Loss) Before Non-Controlling Interest		126,640,173	(18,194,457)

Net Income (Loss) From Discontinued Operations, Net of Tax		(1,966,751)	-

Net Income (Loss)		124,673,422	(18,194,457)

Net Income Attributable To Non-Controlling Interest		566,459	239,563

Net (Loss) Income Attributable to Verano Holdings, LLC and Subsidiaries		$124,106,963	$(18,434,020)

See accompanying notes to consolidated financial statements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity

For the Years Ended December 31, 2020 and 2019

	Members’ Equity	Non- Controlling Interest	Total

Balance, December 31, 2018	$123,382,962	$2,800,826	$126,183,788

Net income (loss)	(18,434,020)	239,563	(18,194,457)

Adoption of IFRS 16	(392,253)	(23,610)	(415,863)

Contributions from members	5,905,586	71,278	5,976,864

Issuance of warrants note	7,234,933	-	7,234,933

Non-controlling interest from acquisition	-	2,700,000	2,700,000

Transfer from non-controlling interest to controlling	688,062	(688,062)	-

Distributions to members	(6,632,467)	(9,172)	(6,641,639)

Balance at December 31, 2019	$111,752,803	$5,090,823	$116,843,626

Balance, December 31, 2019	111,752,803	5,090,823	116,843,626

Net income	124,106,963	566,459	124,673,422

Transfer from non-controlling interest to controlling interest	(3,949,783)	(2,950,217)	(6,900,000)

Deconsolidation of subsidiary	-	79,055	79,055

Derecognition of NCI related to discontinued operations	-	(2,441,500)	(2,441,500)

Conversion of warrants	10,523,187	-	10,523,187

Distributions to members	(45,714)	-	(45,714)

Balance at December 31, 2020	$242,387,456	$344,620	$242,732,076

See accompanying notes to consolidated financial statements

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Year Ended
	December 31,
	2020	2019

CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$124,673,422	$(18,194,457)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,626,626	6,061,641
Non-cash interest expense	1,895,220	728,503
Non-cash interest income	(934,500)	-
Accretion of debt discount	-	690,688
Loss on disposal of property, plant and equipment	-	1,546,540
Gain on previously held equity interest	(458,039)	-
Bad debt expense	300,000	331,384
Amortization of loan issuance costs (warrants)	4,572,423	656,177
Amortization of debt issuance costs	234,598	123,333
Amortization of convertible debt discount	5,525,503	-
Gain on derivative liability	(6,778,510)	-
Change in fair market value of derivative	-	562,319
Loss on deconsolidation of subsidiary	159,223	2,275,015
Net loss on discontinued operations	2,202,003	-
(Income) loss from underlying investees	(2,607,736)	456,053
Derecognition of deferred rent	-	104,590
Write-off of note receivable	300,000	-
Changes in operating assets and liabilities:
Accounts receivable	(2,512,217)	(2,621,915)
Inventories	(44,566,400)	(8,342,554)
Biological assets	(92,763,175)	(5,938,364)
Prepaid expenses and other current assets	(3,126,499)	(1,657,046)
Deposits and other assets	2,963,963	(1,795,042)
Accounts payable and accrued liabilities	12,782,065	5,483,853
Income tax payable	35,666,195	10,420,323
Due to related parties	(833,054)	(1,206,965)
Members’ distribution payable	(271,376)	-
Deferred taxes	28,264,117	4,547,421
Deferred revenue	2,035,405	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	77,349,257	(5,768,503)

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of noncontrolling membership interest	-	(3,500,000)
Purchases of property, plant and equipment	(60,383,894)	(59,040,660)
Advances to (repayments from) related parties	145,326	-
Due to related parties, net	-	693,804
Purchases of licenses	(7,010,235)	(7,236,523)
Acquisition of business, net of cash acquired	(24,890,358)	61,003
Cash paid in deconsolidation of subsidiary	-	(59,257)
Sale (purchase) of interest in investment in associate	-	(9,912,500)
Dividend received from investments in associates	1,866,705	571,257
Issuance of note receivable	(185,523)	(5,000,000)
Proceeds from note receivable	1,875,000	-

NET CASH USED IN INVESTING ACTIVITIES	(88,582,979)	(83,422,875)

See accompanying notes to consolidated financial statements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Year Ended
	December 31,
	2020	2019
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	-	5,976,864
Distributions to members	(45,714)	(6,102,491)
Proceeds from exercise of warrants	2,190,577	2,173,000
Proceeds from issuance of notes payable	33,943,129	21,612,500
Principal repayments of notes payable	(9,754,117)	(4,353,385)
Debt issuance costs paid	(1,068,481)	(200,000)
Payment of lease liabilities	(2,502,772)	(1,584,699)
Payment of acquisition price payable	(1,544,455)	-
Proceeds from sale of property, plant and equipment	-	5,000,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	21,218,167	22,521,789

NET INCREASE (DECREASE) IN CASH	9,984,445	(66,669,589)

CASH, BEGINNING OF PERIOD	6,417,703	73,087,292

CASH, END OF PERIOD	$16,402,148	$6,417,703

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid (received)	$1,760,932	$(217,823)

OTHER NON-CASH INVESTING AND FINANCING ACTIVITIES

Net liability upon adoption of IFRS 16, Leases	$-	$(415,963)

Accrued Capital Expenditures	$1,859,799	$6,632,892

Issuance of note receivable related to sale of property, plant and equipment	$-	$5,000,000

Distributions receivable from investment in associates	$-	$83,295

Issuance of warrants	$-	$7,234,933

Cash paid in business combination:
Tangible and intangible assets acquired, net of cash	$51,836,018	$4,393,600
Liabilities assumed	(17,077,392)	(1,054,603)
Acquisition price payable	(18,227,011)	(1,000,000)
Issuance of note payable	(350,000)	-
Goodwill	13,952,516	-
Non-controlling interest from acquisitions	-	(2,400,000)
Previously held equity interest	(580,000)	-

Cash paid (received) in business combination	$29,554,131	$(61,003)

See accompanying notes to consolidated financial statements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

1.	NATURE OF OPERATIONS

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings, LLC and its Subsidiaries, affiliates, licensees, and managed entities (collectively, the "Company").

Verano is a vertically integrated cannabis operator that focuses on limited- licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, consults, and/or has licensing or other commercial agreements with cultivation, processing, and retail licensees across ten state markets (Illinois, Maryland, Oklahoma, Nevada, Ohio, Michigan, Massachusetts, Arkansas, New Jersey, and Pennsylvania) and Puerto Rico.

In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production, or retail licenses.

Each Member’s liability is limited pursuant to the relevant jurisdiction’s Limited Liability Company Act.

The Company’s corporate headquarters is located at 415 North Dearborn St., 4th Floor, Chicago, Illinois 60654.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the IFRS Interpretations Committee (“IFRIC”) in effect for all periods presented.

These consolidated financial statements have been prepared in accordance with IFRS with the going concern assumption, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company’s ability to realize its assets and discharge its liabilities is dependent upon the Company obtaining the necessary financing and ultimately upon its ability to achieve profitable operations. Management estimates that the Company will be able to meet its obligations and to sustain operations for at least the next twelve months. Failure to arrange adequate financing on acceptable terms and/or achieve profitability may have an adverse effect on the financial position, results of operations, cash flows and prospects of the Company. These consolidated financial statements do not include any adjustments to assets or liabilities that would be necessary should the Company be unable to continue as a going concern.

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on April 5, 2021.

(b)	Basis of Measurement

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention except for certain financial instruments and biological assets that are measured at fair value as detailed in the Company’s accounting policies.

(c)	Functional and Presentation Currency

The Company and its affiliates’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation

The consolidated financial statements include the accounts of Verano Holdings, LLC and its wholly-owned or majority owned subsidiaries, as well as any entities meeting the common control or common management criteria described below. Non-controlling interests are included as a component of members’ equity. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. Common management exists when entities operate under the terms of management service agreements whose terms meet the criteria for control established in IFRS 10 – Consolidated Financial Statements.

Non-controlling interest ("NCI") represents the portion of equity ownership in subsidiaries not attributable to the Company’s members. NCI is initially measured as the proportionate share of its interest in the acquiree's identifiable net assets as at the date of acquisition and subsequently adjusted for the proportionate share of net earnings and other comprehensive income (loss) attributable to the NCI, as well as any dividends or distributions paid to the NCI. Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statements of financial position, consolidated statements of changes in member’s equity and consolidated statements of operations, respectively. Changes in the parent company’s ownership interest that do not result in a change of control are accounted for as equity transactions. When investors in certain subsidiaries of the Company contribute their interests to Verano Holdings, LLC (parent), their associated non-controlling interest portion is transferred to members’ equity.

When the Company loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognized in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

All significant intercompany balances and transactions were eliminated in consolidation.

Verano Holdings, LLC’s has wholly owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements for the year ended December 31, 2020. The ownership percentages/amounts set forth in the table below may not necessarily match state regulatory records as the below assumes for purposes of presentation the approval of certain pending, planned, or anticipated state regulatory transfers. The Company will update its regulatory filings in those states where it is permitted to do so as soon as practical and will continue to operate the entities below, where and as applicable, in accord with current practice and in compliance with applicable laws and regulations.

Subsidiaries

Entity Name	Jurisdiction	Purpose	Percentage Interest
11210 North 30th Street, LLC	Florida	Real Estate holding company	100%
16 Magothy Road Beach, LLC	Maryland	Real Estate holding company	100%
4444 W. Craig Road, LLC	Nevada	Real Estate holding company	100%
Agronomy Innovations LLC	Arizona	Management company	100%
Albion MM, LLC	Illinois	Real Estate holding company	100%
Ataraxia, LLC	Illinois	Cultivation	100%
Branchburg Rte. 22, LLC	New Jersey	Real Estate holding company	100%
Cave Creek RE, LLC	Arizona	Real Estate holding company	100%
CGV Group, LLC	Delaware	New York joint venture	51%
DGV Group, LLC	Delaware	California joint venture	62.50%
Eastern and Pebble, LLC	Florida	Real Estate holding company	100%
Fort Consulting, LLC	Arizona	Cultivation/Dispensary	100%

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (Continued)

Entity Name	Jurisdiction	Purpose	Percentage Interest

Four Daughters Compassionate Care, Inc.	Massachusetts	Cultivation/Dispensary	100%
ILDISP, LLC[1]	Illinois	Holding company	50%
ILMM Logistics, LLC	Illinois	Logistics company	100%
MA MM Logistics, LLC	Illinois	Logistics company	100%
Magpie Management, LLC[2]	Oklahoma	Holding company	75%
MD MM Logistics, LLC	Maryland	Logistics company	100%
NH Medicinal Dispensaries, LLC (dba The Clinic Effingham)[1]	Illinois	Dispensary	100%
NJ MM Logistics, LLC	New Jersey	Logistics company	100%
NNTS Holdings, LLC	Delaware	Holding company	100%
OH MM Logistics, LLC	Ohio	Logistics company	100%
Ohio Natural Treatment Solutions, LLC	Delaware	Management company	100%
Prospect Heights RE, LLC	Illinois	Real Estate holding company	100%
RedMed Holdings, LLC	Delaware	Holding company	100%
Saint Chicago Holdings, LLC	Delaware	Holding company	100%
Verano Arizona Holdings, LLC	Delaware	Holding company	100%
Verano Arizona II, LLC	Delaware	Management company	100%
Verano Arizona, LLC	Delaware	Management company	100%
Verano CGV Holdings, LLC	Delaware	Holding company	50%
Verano El Dorado, LLC	Arkansas	Real Estate holding company	100%
Verano Four Daughters Holdings, LLC	Delaware	Holding company	100%
Verano GVB Mergersub, LLC	Delaware	Acquisition subsidiary	100%
Verano Holdings, LLC	Delaware	Holding company	100%
Verano IP, LLC	Delaware	Intellectual property	100%
Verano Michigan, LLC	Delaware	Management company	100%
Verano NSE Holdings, LLC	Delaware	Holding company	100%
Verano Oklahoma, LLC	Delaware	Holding company	100%
Verano Technologies, LLC	Delaware	Holding company	100%
Verano THC Holdings, LLC	Delaware	Holding company	100%
Verano TV Mergersub, LLC	Delaware	Acquisition subsidiary	100%
Verano WV, LLC	West Virginia	Dispensary	100%
VHGCA Holdings, LLC	Delaware	Holding company	100%
VHGRX Holdings, LLC	Delaware	Holding company	100%
VZL Staffing Services, LLC	Illinois	Staffing company	100%
Zen Leaf Retail, LLC	Maryland	Holding company	100%
Zen Leaf Technologies, LLC	Delaware	Management company	100%

[1]	ILDISP, LLC and NH Medicinal Dispensaries, LLC: Company affiliate Ataraxia has a 50% membership interest share of ILDISP, which owns 100% interest in NH Medicinal Dispensaries. As such, affiliate Ataraxia owns a 50% interest in NH Medicinal Dispensaries. NH Medicinal Dispensaries holds two licenses which are associated with two dispensaries: The Clinic Effingham and Zen Leaf Charleston. Due to the nature of the extent of control the Ataraxia exercises over each dispensary, the Company recognizes The Clinic Effingham as an equity-method investment and fully consolidates Zen Leaf Charleston.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (Continued)

Operating Companies

Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
2900 Lone Mountain, LLC	Nevada	Real Estate holding company	100%
AGG Wellness, LLC dba Herban Legends of Towson	Maryland	Dispensary	100%
Buchanan Development, LLC	Michigan	Dispensary	100%
Canna Cuzzos, LLC	Maryland	Dispensary	40%
Chicago Natural Treatment Solutions, LLC	Delaware	Holding company	100%
ChiVegs Real Estate, LLC	Nevada	Real Estate holding company	100%
Elevele LLC	Illinois	Dispensary	100%
FGM Processing, LLC	Maryland	Processor	100%
Freestate Wellness, LLC	Maryland	Cultivation/Dispensary	100%
GLD Holdings, LLC	Delaware	Holding company	100%
Green RX, LLC (dba Have a Heart Cincy)	Ohio	Dispensary	100%
Healthway Services of Illinois, LLC	Illinois	Holding company	100%
Healthway Services of West Illinois, LLC	Illinois	Dispensary	100%
Local Dispensaries, LLC	Pennsylvania	Dispensary	100%
Lone Mountain Partners, LLC	Nevada	Cultivation	100%
Maryland Natural Treatment Solutions, LLC	Maryland	Dispensary	100%
MDCult, LLC	Maryland	Holding company	99.99%
Mikran, LLC	Maryland	Dispensary	100%
MME Aurora Retail, LLC	Illinois	Dispensary	100%
MME Evanston Retail, LLC	Illinois	Dispensary	100%
MME IL Holdings, LLC	Illinois	Holding company	100%
Mother Grows Best, LLC	Ohio	Cultivation	100%
Mother Know's Best, LLC	Ohio	Dispensary	100%
Natural Treatment Solutions, LLC	Nevada	Holding company	100%
NatureX, LLC dba Zen Leaf Las Vegas	Nevada	Dispensary	100%
Nevada Natural Treatment Solutions, LLC	Nevada	Holding company	100%
Noah’s Ark, LLC	Arkansas	Dispensary	100%
Ohio Grown Therapies, LLC	Ohio	Dispensary	100%
Redfish Holdings, Inc.	Maryland	Holding company	100%
RedMed, LLC	Delaware	Holding company	100%
Saint Chicago, LLC	Illinois	Holding company	100%
The M Group, LLC	Maryland	Holding company	100%
Union Group of Illinois, LLC	Illinois	Dispensary	100%
United Development of Illinois, LLC	Illinois	Real Estate holding company	100%
V Waldorf, LLC	Maryland	Holding company	100%
Verano Evanston, LLC	Illinois	Holding company	100%
Verano Highland Park, LLC	Illinois	Holding company	100%
Verano Illinois, LLC	Illinois	Holding company	100%

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (Continued)

Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
Verano MI2, LLC	Michigan	Holding company	100%
Verano MO Holdings, LLC	Delaware	Holding company	100%
Verano MO, LLC	Missouri	Holding company	100%
Verano NJ Holdings, LLC	Delaware	Holding company	100%
Verano NJ LLC	New Jersey	Cultivation/Dispensary	100%
VHGG Holdings, LLC	Delaware	Holding company	100%
VHMD Processor, LLC	Delaware	Processor	100%
VMO Processing, LLC	Missouri	Processor	100%
VMO Retail, LLC	Missouri	Dispensary	100%
VZL Staffing, LLC	Maryland	Staffing company	100%
West Capital, LLC	Illinois	Real Estate holding company	100%

(e)	Cash

Cash includes cash deposits in financial institutions and cash held at retail, and cultivation locations.

(f)	Accounts Receivable and Expected Credit Loss

Accounts receivable are recorded at the invoiced amount and do not bear interest. Expected credit loss reflects the Company’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. Collectability of trade receivables is reviewed on an ongoing basis. The expected credit loss is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. As of December 31, 2020, the allowance for doubtful accounts was $300,000. There was no allowance for doubtful accounts as of December 31, 2019.

(g)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventories of harvested cannabis are transferred from biological assets at their fair value less costs to sell and complete at harvest which becomes the deemed cost. Any subsequent post-harvest costs are capitalized to inventory to the extent that the cost is less than net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant, and slow-moving goods and any such inventories are written down to net realizable value. As of December 31, 2020 and December 31, 2019, there were no reserves for obsolete inventories.

(h)	Investments in Associates

The Company accounts for investments under International Accounting Standards (“IAS”) 28 – Investments in Associates and Joint Ventures. Investments are first evaluated if there is control and should be combined or consolidated. If it is determined that the Company does not have control in an investment but has significant influence, the investment is deemed an investment in an associate. Significant influence is defined as the power to participate in the financial and operating policy decisions of the investee but without control or joint control over those policies. Investments in associates are accounted for using the equity method of accounting. Interests in associates accounted for using the equity method are initially recognized at cost.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Investments in Associates(Continued)

Subsequent to initial recognition, the carrying value of the Company’s investment in an associate is adjusted for the Company’s share of comprehensive income (loss) and distributions of the investee. The carrying value of associates is assessed for impairment at each Statement of Financial Position date. Investments that are neither controlled, or the Company does not have significant influence, are recognized at fair value at each reporting period with changes in fair value recognized through profit and loss. As of December 31, 2020 and December 31, 2019, the Company did not recognize any impairments in investments at fair value or investments in associates.

(i)	Biological Assets

The Company measures biological assets consisting of medical and adult-use cannabis plants at fair value less costs to sell and complete up to the point of harvest, which becomes the basis for the cost of internally produced harvested cannabis and finished goods inventories after harvest. These costs are then recorded with cost of goods sold in the consolidated statements of operations in the period when the related product is sold. Unrealized gains or losses arising from changes in fair value less cost to sell during the period are included in the results of operations.

Production costs related to biological assets are expensed. They include the direct cost of seeds and growing materials as well as other indirect costs such as utilities and supplies used in the growing process. Indirect labor for individuals involved in the growing and quality control process is also included, as well as depreciation on production equipment and overhead costs such as rent to the extent it is associated with the growing space. Unrealized fair value gains/losses on growth of biological assets are recorded in a separate line on the face of the consolidated statements of operations.

The Company capitalizes costs incurred after harvest to bring the products to their present location and condition in accordance with IAS 2, Inventories. The cost of inventories includes the fair value less cost to sell of the cannabis at harvest and costs incurred after harvest (such as quality assurance costs, fulfillment costs and packaging costs) to bring the products to their present location and condition.

(j)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Furniture and Fixtures	5 – 7 Years
Computer Equipment and Software	5 Years
Store Equipment and Tools	5 – 7 Years
Leasehold Improvements	Remaining Life of Lease
Manufacturing Equipment	5 – 7 Years
Vehicles	5 Years
Assets Under Construction	Not Depreciated

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)	Property and Equipment (Continued)

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.

Repairs and maintenance that do not improve efficiency or extend economic life are charged to expense as incurred.

(k)	Intangible Assets

Intangible assets are recorded at cost, less impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Certain intangible assets, including cannabis licenses, have indefinite useful lives and are not subject to amortization. Such assets are tested annually for impairment, or more frequently, if events or changes in circumstances indicate that they might be impaired. The Company does not have finite lived intangible assets. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019.

(l)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is allocated to the cash generating unit (“CGU”) or CGUs which are expected to benefit from the synergies of the combination.

Goodwill that has an indefinite useful life is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Impairment is determined for goodwill by assessing if the carrying value of a CGU, including the allocated goodwill, exceeds its recoverable amount determined as the greater of the estimated fair value less costs to sell or the value in use. Impairment losses recognized in respect of a CGU are first allocated to the carrying value of goodwill and any excess is allocated to the carrying amount of assets in the CGU.

Any goodwill impairment loss is recognized in operations in the period in which the impairment is identified. Impairment losses on goodwill are not subsequently reversed. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019.

(m)	Leased Assets

Effective January 1, 2019, the Company adopted IFRS 16 Leases, using the modified retrospective approach, as permitted under the specific transitional provisions in the standard. Upon adopting, the Company recognized lease liabilities and Right of Use assets in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The weighted-average incremental borrowing rate for lease liabilities initially recognized as of January 1, 2019 was 8%. The Company did not have any leases which had been previously classified as 'finance leases' under the principles of IAS 17 at the time of adoption.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Leased Assets (Continued)

In the initial application of IFRS 16, the Company applied the following practical expedients permitted by the standard:

●	Use of a single discount rate to a portfolio of leases with reasonably similar characteristics,

●	Reliance on previous assessments of whether leases are onerous immediately before the date of initial application,

●	Application of the short-term leases exemption to leases with a remaining lease term of less than twelve months as at the date of initial application, and

●	Exclusion of initial direct costs from the measurement of the right-of-use asset at the date of initial application.

●	Election to separate lease and non-lease components, and account for each lease component separately from the associated non-lease components.

Based on the foregoing, the impact of the change in accounting policy on January 1, 2019 is summarized below:

●	Right-of-use assets of $2,947,101 were recognized,
●	Lease liabilities of $3,362,964 were recognized,
●	The net impact on retained earnings was a decrease of $415,863.

Policy applicable upon adoption of IFRS 16

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

●	The contract involves the use of an identified asset.
●	The Company has the right to obtain substantially all the economic benefits from use of the asset throughout the period of use; and
●	The Company has the right to direct the use of the asset.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight- line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Leased Assets (Continued)

Interest on the lease liability is accreted using the effective intertest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of twelve months or less and leases of low-value assets. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

(n)	Income Taxes

Income tax expense consisting of current and deferred tax expense is recognized in the Condensed Interim Consolidated Statements of Operations based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery, if any, are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized, or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

The Company is subject to U.S. Internal Revenue Code Section 280E. The section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law marijuana is a Schedule I controlled substance. The Company has taken the position that any costs included in the cost of goods sold should not be treated as amounts subject to the Section 280E expense disallowance.

(o)	Revenue Recognition

Revenue is recognized by the Company in accordance with IFRS 15, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under IFRS 15, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;

●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

VERANO HOLDINGS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Revenue Recognition (Continued)

Under IFRS 15, revenues from the sale of cannabis are generally recognized at a point in time when control over the goods have been transferred to the customer. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer. Revenue is presented net of discounts and sales tax and other related taxes.

The Company has customer loyalty programs in which retail customers accumulate points for each dollar of spending. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated redemption probability of point obligation incurred, which is calculated based on a standalone selling price.

(p)	Financial Instruments

Financial Assets

Recognition and Initial Measurement

The Company recognizes financial assets when it becomes party to the contractual provisions of the instrument. Financial assets are measured initially at their fair value plus, in the case of financial assets not subsequently measured at fair value through profit or loss, transaction costs that are directly attributable to their acquisition. Transaction costs attributable to the acquisition of financial assets subsequently measured at fair value through profit or loss are expensed in profit or loss when incurred.

Classification and Subsequent Measurement

On initial recognition, financial assets are classified as subsequently measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The Company determines the classification of its financial assets, together with any embedded derivatives, based on the business model for managing the financial assets and their contractual cash flow characteristics.

Financial assets are classified as follows:

●	Amortized cost - Assets that are held for collection of contractual cash flows where those cash flows are solely payments of principal and interest are measured at amortized cost. Interest revenue is calculated using the effective interest method and gains or losses arising from impairment, foreign exchange and derecognition are recognized in profit or loss. Financial assets measured at amortized cost are comprised of trade receivables.

●	Fair value through other comprehensive income - Assets that are held for collection of contractual cash flows and for selling the financial assets, and for which the contractual cash flows are solely payments of principal and interest, are measured at fair value through other comprehensive income. Interest income calculated using the effective interest method and gains or losses arising from impairment and foreign exchange are recognized in profit or loss. All other changes in the carrying amount of the financial assets are recognized in other comprehensive income. Upon derecognition, the cumulative gain or loss previously recognized in other comprehensive income is reclassified to profit or loss. The Company does not hold any financial assets measured at fair value through other comprehensive income.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Financial Instruments (Continued)

●	Mandatorily at fair value through profit or loss - Assets that do not meet the criteria to be measured at amortized cost, or fair value through other comprehensive income, are measured at fair value through profit or loss. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. Financial assets mandatorily measured at fair value through profit or loss are comprised of cash and cash equivalents.

●	Designated at fair value through profit or loss – On initial recognition, the Company may irrevocably designate a financial asset to be measured at fair value through profit or loss in order to eliminate or significantly reduce an accounting mismatch that would otherwise arise from measuring assets or liabilities, or recognizing the gains and losses on them, on different bases. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. The Company does not hold any financial assets designated to be measured at fair value through profit or loss.

The Company measures all equity investments at fair value. Changes in fair value are recorded in profit or loss.

Business model assessment

The Company assesses the objective of its business model for holding a financial asset at a level of aggregation which best reflects the way the business is managed and information is provided to management. Information considered in this assessment includes stated policies and objectives.

Contractual cash flow assessment

The cash flows of financial assets are assessed as to whether they are solely payments of principal and interest on the basis of their contractual terms. For this purpose, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money, the credit risk associated with the principal amount outstanding, and other basic lending risks and costs. In performing this assessment, the Company considers factors that would alter the timing and amount of cash flows such as prepayment and extension features, terms that might limit the Company’s claim to cash flows, and any features that modify consideration for the time value of money.

Impairment

The Company recognizes a loss allowance for the expected credit losses associated with its financial assets, other than financial assets measured at fair value through profit or loss. Expected credit losses are measured to reflect a probability-weighted amount, the time value of money, and reasonable and supportable information regarding past events, current conditions, and forecasts of future economic conditions.

The Company applies the simplified approach for trade receivables. Using the simplified approach, the Company records a loss allowance equal to the expected credit losses resulting from all possible default events over the assets’ contractual lifetime.

For financial assets measured at amortized cost, loss allowances for expected credit losses are presented in the consolidated statement of financial position as a deduction from the gross carrying amount of the financial asset.

Financial assets are written off when the Company has no reasonable expectations of recovering all or any portion thereof.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Financial Instruments (Continued)

Derecognition of Financial Assets

The Company derecognizes a financial asset when its contractual rights to the cash flows from the financial asset expire.

Financial Liabilities

Recognition and Initial Measurement

The Company recognizes a financial liability when it becomes party to the contractual provisions of the instrument. At initial recognition, the Company measures financial liabilities at their fair value plus transaction costs that are directly attributable to their issuance, with the exception of financial liabilities subsequently measured at fair value through profit or loss for which transaction costs are immediately recorded in profit or loss.

Where an instrument contains both a liability and equity component, these components are recognized separately based on the substance of the instrument, with the liability component measured initially at fair value and the equity component assigned the residual amount.

Classification and subsequent measurement

Subsequent to initial recognition, all financial liabilities are measured at amortized cost using the effective interest rate method. Interest, gains and losses relating to a financial liability are recognized in profit or loss.

Derecognition of financial liabilities

The Company derecognizes a financial liability only when its contractual obligations are discharged, cancelled, or expire.

(q)	Provisions and Contingent Liabilities

Provisions, where applicable, are recognized in liabilities when the Company has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting. period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records provisions for such contracts.

(r)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest is also remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the consolidated statements of operations immediately as a bargain purchase gain

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(r)	Business Combinations (Continued)

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IFRS 9, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

(s)	Derivative Liabilities

The Company uses the fair-value method of accounting for derivative liabilities and such liabilities are re-measured at each reporting date with changes in fair value recorded in the period incurred. The fair value is estimated using a Monte Carlo simulation model. Critical estimates and assumptions used in the model are discussed in Note 12.

(t)	Segment Reporting

An operating segment is a component of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and that engages in business activities from which it may earn revenue and incur expenses. The Company only has one operating segment for the cultivation, manufacturing, and distribution, and sale of cannabis.

All revenues were generated in the United States of America for the years ended December 31, 2020 and 2019.

(u)	Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods.

Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i)	Estimated Useful Lives and Depreciation of Property and Equipment

Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

(ii)	Biological Assets

Management is required to make estimates in calculating the fair value of biological assets and harvested cannabis inventory. These estimates include a number of assumptions, such as estimating the stages of growth of the cannabis, harvested costs, sales price and expected yields.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)	Significant Accounting Judgments, Estimates, and Assumptions (Continued)

(iii)	Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

(iv)	Discount Rate for Leases

IFRS 16 – Leases requires lessees to discount lease payments using the rate implicit in the lease if that rate is readily available. If that rate cannot be readily determined, the Company generally uses the incremental borrowing rate when initially recording leases. Generally, the Company uses its incremental borrowing rate as the discount rate.

(v)	Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IAS 39 Financial Instruments: Recognition and Measurement, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Certain fair values may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the acquisition date.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)	Significant Accounting Judgments, Estimates, and Assumptions (Continued)

(vi)	Intangible Asset and Goodwill Impairment

Indefinite-lived intangible assets and goodwill are tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of such assets has been impaired. In order to determine if the value of goodwill has been impaired, the cash-generating unit to which goodwill has been allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(vii)	Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the subsidiary, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.

(viii)	Warrant Issuance Modification

The modification of warrant agreements presented as equity classified are first analyzed to ensure that such modifications do not change the classification of the instrument. If equity presentation remains proper, an adjustment to equity is recorded. If equity presentation is not preserved, the modification is evaluated under IFRS 2 Share-based Payments.

(ix)	Expected Credit Loss

Management determines the expected credit loss by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the condensed interim consolidated statement of financial position date.

(x)	Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)	Significant Accounting Judgments, Estimates, and Assumptions (Continued)

(xi)	Income Tax

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

(xii)	Determination of Cash-Generating Units

The Company’s assets are aggregated into cash-generating units (“CGU’s”). CGU’s are based on an assessment of the unit’s ability to generate independent cash inflows. The determination of these CGU’s was based on management’s judgment regarding several factors such as shared infrastructure, geographical proximity, and exposure to market risk and materiality.

(xiii)	Property, Plant and Equipment Impairment

The Company evaluates the carrying value of long-lived assets at the end of each reporting period whenever there is any indication that a long-lived asset is impaired. Such indicators include evidence of physical damage, indicators that the economic performance of the asset is worse than expected, or that the decline in asset value is more than the passage of time or normal use, or significant changes occur with an adverse effect on the Company’s business. If any such indication exists, the Company estimates the recoverable amount of the asset. An asset is impaired when its carrying amount exceeds its recoverable amount. The Company measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset. The fair value is determined primarily by using the projected future cash flows discounted at a rate commensurate with the risk involved as well as market valuations. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair values are reduced for an estimate of the cost to dispose or abandon.

(xiv)	Derivative Liabilities

In calculating the fair value of its derivative liabilities, the Company uses the Monte Carlo simulation model, for Level 3 recurring fair value measurements to estimate fair value at each reporting date. The key assumptions used in the models are similar and include the expected future volatility in the price of the Company’s shares, the fair market value of the price of the Company’s shares and the expected life of the underling instrument.

(xii)	COVID-19 Estimation Uncertainty

The novel coronavirus commonly referred to as “COVID-19” was identified in December 2019 in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. On March 13, 2020, the spread of COVID-19 was declared a national emergency by President Donald Trump. The outbreak has spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions.

While these effects are expected to be temporary, the duration of the business disruptions and related financial impact cannot reasonably be estimated at this time. In addition, it is possible that estimates in the Company’s financial statements will change in the near term as a result of COVID-19 and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles and goodwill. For the time being and until economies stabilize, the Company has shifted its strategic approach and the manner in which it operates its business to continue providing high-quality products to its patients and customers, and ensure that its workplace and stores have appropriate measures put in place to limit social interactions and enforce social distancing measures.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)	Significant Accounting Judgments, Estimates, and Assumptions (Continued)

(xii)	COVID-19 Estimation Uncertainty (Continued)

The Company has put forth initiatives to allow the Company to continue offering high-quality products in a safe environment, with additional measures put in place to allow its customers to access its products while limiting social interactions, and enforcing social distancing measures throughout its retail stores. These initiatives have allowed the Company to operate mostly uninterrupted and to implement its business continuity plan. Some of the measures include: (i) increasing curbside pick-up and/or drive-thru options at all of its retail locations, where regulations permit such services; (ii) expanding home delivery services to customers, where regulations permit such services; and (iii) updating its safety and sanitation protocols in-store and in all facilities.

The Company is closely monitoring the evolution of COVID-19. As of the date hereof, the Company’s operations have not been significantly impacted as the cannabis industry has been deemed an essential service in many states since March 2020. Going forward, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on various developments, including the duration and magnitude of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

(v)	Adoption of New and Revised Standards and Interpretations

The following IFRS standards have been recently issued by the IASB. The Company has assessed or is assessing the impact of these new standards on future consolidated financial statements. Pronouncements that are not applicable or where it has been determined do not have a significant impact to the Company have been excluded herein.

(i)	IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”)

IAS 1 and IAS 8 were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general-purpose financial statements make on the basis of those financial statements. The amendments were effective for annual reporting periods beginning on or after January 1, 2020. The Company early adopted IAS 1 and IAS 8 prior to January 1, 2020. The adoption of IAS 1 and IAS 8 did not have a material impact on the consolidated financial statements.

(ii)	Amendment to IFRS 3: Definition of a Business

In October 2018, the IASB issued “Definition of a Business (Amendments to IFRS 3)” (the “IFRS 3 Amendment”). The IFRS 3 Amendment clarifies the definition of a business, with the objective of assisting entities to determine whether a transaction should be accounted for as a business combination or as an asset acquisition. The IFRS 3 Amendment provides an assessment framework to determine when a series of integrated activities is not a business. The IFRS 3 Amendment is effective for business combinations occurring on or after the beginning of the first annual reporting period beginning on or after January 1, 2020. The Company early adopted IFRS 3 as of January 1, 2019. The adoption did not have a material impact on the consolidated financial statements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Adoption of New and Revised Standards and Interpretations (Continued)

The following is a brief summary of the new standards issued but not yet effective:

(iii)	Amendments to IAS 1: Classification of Liabilities as Current or Non-Current

In January 2020, the IASB issued Classification of Liabilities as Current or Non-current (“Amendments to IAS 1”). The Amendments to IAS 1 aim to promote consistency in applying the requirements by helping companies determine whether, in the statement of financial position, debt and other liabilities with an uncertain settlement date should be classified as current (due or potentially due to be settled within one year) or non-current. The Amendments to IAS 1 include clarifying the classification requirements for debt a company might settle by converting it into equity. The Amendments to IAS 1 are effective for annual reporting periods beginning on or after January 1, 2022, with earlier application permitted.

(iv)	Amendments to IAS 37: Onerous Contracts – Cost of Fulfilling a Contract

In May 2020, the IASB issued Onerous Contracts – Cost of Fulfilling a Contract (“Amendments to IAS 37”) amending the standard regarding costs a company should include as the cost of fulfilling a contract when assessing whether a contract is onerous. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

(w)	Discontinued Operations

The Company followed IFRS 5 Non-current Assets Held for Sale and Discontinued Operations to report for assets held for sale and discontinued operations.

3.	DISCONTINUED OPERATIONS

During the third quarter of 2020, the Company closed it’s Oklahoma operations, which were comprised of three dispensaries and a processing facility. This discontinuance represents a strategic geographical shift in business operations. The acquisition of Oklahoma was in 2019 (Note 9).

Discontinued operations are presented separate from continuing operations in the consolidated statement of operations and the consolidated statement of cash flows and represented a loss of $2,145,631. There were no proceeds received in connection with the discontinuation of the Oklahoma operation.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

3.	DISCONTINUED OPERATIONS (Continued)

The following table represents the financial results associated with discontinued operation as reflected in the Company’s condensed consolidated statements of operations:

	2020	2019

Revenues, net of discounts	$1,861,758	$2,022,721
Cost of goods sold	(1,367,699)	(1,292,501)

Gross profit	494,059	730,220

Expenses
General and administrative	1,054,339	1,058,679
Sales and marketing	57,043	119,578
Depreciation and amortization	98,195	104,630

Total expenses	1,209,577	1,282,887

Operating loss before taxes and non-controlling interest	(715,518)	(552,667)

Income taxes	-	-

Loss from continuing operations before non-controlling interest	(715,518)	(552,667)
Lees amount attributable to non-controlling interest	536,639	414,500
Net loss from discontinued operations, net of tax	(1,966,751)	-

Net loss attributed to Verano Holdings, LLC and Subsidiaries	$(2,145,631)	$(138,167)

4.	DECONSOLIDATION

In July 2020, the Company entered into an agreement to unwind its interest in Zen Leaf Retail PR, Inc. Accordingly, the Company does not exercise any control over this entity. As a result, the assets and liabilities of both entities have been derecognized from the consolidated statements of financial position, with a loss of $189,324 being recognized in the consolidated statements of operations.

In February 2019, the Company entered into an agreement to unwind pending interests in United Development of Illinois, LLC and Union Group of Illinois, LLC. Accordingly, the Company does not exercise any control over these entities. As a result, the assets and liabilities of both entities have been derecognized from the consolidated statements of financial position, with a loss of $3,086,878 being recognized in the consolidated statements of operations. This amount included a cash payment of $775,000.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

5.	INVENTORIES

The Company’s inventories consist of the following:

	December 31,	December 31,
	2020	2019

Raw Materials	$-	$566,352
Work in Process	46,586,170	10,373,918
Finished Goods	12,703,895	3,133,094

Total Inventories	$59,290,065	$14,073,364

6.	BIOLOGICAL ASSETS

Biological assets consist of cannabis plants. At December 31, 2020 and December 31, 2019, the changes in the carrying value of biological assets are shown below:

Harvest in Process	December 31, 2020	December 31, 2019

Beginning balance	$16,613,392	$10,675,028
Costs incurred prior to harvest to facilitate biological transformation	55,535,842	25,470,334
Unrealized gain on fair value of biological assets	254,154,780	44,539,847
Transferred to inventory upon harvest	(216,927,447)	(64,071,817)

Ending balance	$109,376,567	$16,613,392

The Company values its biological assets at the end of each reporting period at fair value less costs to sell. This is determined using a valuation model to estimate the expected harvest yield per plant applied to the estimated price per gram less processing and selling costs. This model also considers the progress in the plant life cycle.

Management has made the following estimates in this valuation model:

●	The average number of weeks in the growing cycle is nineteen weeks from propagation to harvest;
●	The average harvest yield of whole flower is 320.26 grams per plant (292 grams – 2019);
●	The average selling price of whole flower is $6.98 per gram ($6.12 per gram – 2019);
●	Processing costs include drying and curing, testing and packaging, post-harvest overhead allocation, and oil extraction costs estimated to be $0.57 per gram ($0.70 per gram – 2019); and
●	Selling costs include shipping, order fulfillment, and labelling, estimated to be $0.12 per gram ($0.12 per gram - 2019).

The estimates of growing cycle, harvest yield, and costs per gram are based on the Company’s historical results. The estimate of the selling price per gram is based on the Company’s historical sales in addition to the Company’s expected sales price going forward.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

6.	BIOLOGICAL ASSETS (Continued)

Management has quantified the sensitivity of the inputs, and determined the following:

•	Selling price per gram – an increase or decrease in the selling price per gram by 5% would result in an increase or decrease the fair value of biological assets by $6,321,578 ($1,030,145 – 2019).
•	Harvest yield per plant – an increase or decrease in the harvest yield per plant of 5% would result in an increase or decrease the fair value of biological assets by $5,468,828 ($830,670 – 2019).
•	Cost of production per gram – an increase or decrease in the cost of production per gram by 5% would result in a decrease or increase the fair value of biological assets by $824,412 ($188,566 – 2019).

These inputs are level 3 on the fair value hierarchy, and are subject to volatility and several uncontrollable factors, which could significantly affect the fair value of biological assets in future periods.

As of December 31, 2020 and December 31, 2019, the biological assets were on average, 34.1% and 41.3%, respectively, complete and the estimated fair value less costs to sell of dry cannabis was $4.69 and $3.51 per gram, respectively.

As of December 31, 2020 and December 31, 2019, it is expected that the Company’s biological assets will ultimately yield approximately 43,488 and 7,588 kilograms of cannabis, respectively.

7.	NOTES RECEIVABLE

The notes receivable consists of two secured promissory notes. The first note is a secured promissory note with SOL Global Investments Corp, a member of the Company (SOL Global Investments Corp holds 3,335,411 Class B Units) for an original amount of $5,000,000. The note was dated March 2019 and originally matured in September 2020. Interest of 10% per annum and principal are due at maturity. The note was amended in March 2020 to reduce the amount due by $300,000 and increase the interest rate to 15.25% in the event the interest was not paid in full on September 1, 2020. In September 2020, the note was amended to include specified payment dates through October 29, 2020 with interest due at 15.25% per annum. As of the December 31, 2020, the Company has received principal payments for $2,175,000 and has a remaining principal outstanding of $2,825,000 plus accrued interest.

The second note is a secured promissory note dated August 13, 2020 with an unrelated party for $180,000. The note is due and payable on or before the earlier of February 13, 2021 (which may be extended at the discretion of the lender until August 13, 2021) or such other date the principal amount becomes due and payable by acceleration after an event of default.

As of December 31, 2020 and December 31, 2019, accrued interest on the aforementioned notes totaled $940,023 and $376,712, respectively, and is included in interest receivable.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

8.	PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation consists of the following at December 31, 2020 and December 31, 2019:

	December 31,	December 31,
	2020	2019

Land	$12,137,559	$6,707,177
Buildings and Improvements	15,223,120	8,727,420
Furniture and Fixtures	5,258,417	3,028,537
Computer Equipment and Software	3,330,685	1,646,157
Leasehold Improvements	88,329,837	56,081,457
Tools and Equipment	27,237,388	14,691,284
Vehicles	850,080	564,578
Assets Under Construction	8,514,196	1,646,157

Total Property, Plant and Equipment, Gross	160,881,282	103,199,320
Less: Accumulated Depreciation	(17,743,697)	(8,819,576)

Property, Plant and Equipment, Net	$143,137,585	$94,379,744

Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

A reconciliation of the beginning and ending balances of property, plant and equipment is as follows:

	Property, Plant		Property, Plant
	and		and
	Equipment,	Accumulated	Equipment,
	Gross	Depreciation	Net

Balance as of January 1, 2019	$44,984,255	$(4,237,355)	$40,746,900

Additions	65,673,552	-	65,673,552
Property, plant and equipment from
business combination	144,698	-	144,698
Disposals	(7,603,185)	-	(7,603,185)
Depreciation	-	(4,582,221)	(4,582,221)

Balance as of December 31, 2019	$103,199,320	$(8,819,576)	$94,379,744

Additions	58,161,038	-	57,173,786
Property, plant and equipment from
business combination	1,351,171	-	1,351,171
Disposals	(11,246)	-	(11,246)
Discontinued operations and	(1,819,001)		(1,819,001)
deconsolidation
Depreciation	-	(8,924,121)	(8,924,121)

Balance as of December 31, 2020	$160,881,282	$(17,743,697)	$143,137,585

For the years ended December 31, 2020 and 2019, depreciation expense totaled $8,147,233 and $3,284,380, respectively, was included in costs of goods sold.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

9.	ACQUISITIONS

(a)	Business Combinations

In April 2019, the Company entered into a definitive agreement with an unrelated party, AGG Wellness d/b/a Herban Legends of Towson (“Herban”). Herban holds a medical cannabis license in Towson, Maryland. Pursuant to the terms of the transaction, Verano, through wholly-owned subsidiary Zen Leaf Technologies, LLC, also entered into a management and administrative services agreement with Herban in exchange for a placement fee equal to $2,500,000 in cash and $1,800,000 in stock of PubCo of the acquirer of Verano if Verano is sold prior to going public. Cash consideration transferred totaled $3,300,000, which was paid during 2019. At December 31, 2020, the Company owed $630,000, of which $430,000 was paid in January 2021. The final payment of $200,000 will be paid upon final closing. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as an asset acquisition with the application of the IFRS 3 Amendment.

In April 2019, a Company affiliate entered into a definitive agreement to purchase an unrelated party, Magpie Management, LLC (“Magpie”). Magpie, through various subsidiaries, owns two medical cannabis commercial grower licenses, one medical cannabis commercial processing license, and three medical cannabis commercial dispensary licenses in the State of Oklahoma. The transaction provided for the Company’s affiliate to purchase 25% of the issued and outstanding membership interested of Magpie, as well as other commercial arrangements. Consideration for the transaction totaled $1,000,000, which had not been paid in full as of the date of this report. The Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with IFRS 3, Business Combinations.

In July 2020, the Company acquired an additional 50% ownership interest in a Las Vegas real estate entity which provided the Company with a controlling interest and was accounted for as a business acquisition in accordance with IFRS, Business Combinations. The purchase price was allocated to the building and land, which totaled $1,160,000. Consideration included cash of $230,000 and a note payable of $350,000 (Note 11). A gain on the previously held equity interest was recognized for $458,039. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

In July 2020, the Company entered into a membership interest purchase agreement to acquire, upon the satisfaction of certain conditions precedent, 100% of a dispensary located in Illinois. The total purchase price was $20,000,000 plus a $31,151 working capital adjustment. The Company paid $10,000,000 in July 2020 and an additional $8,000,000 was paid in November 2020. The remaining purchase price will be paid pursuant to the membership interest purchase agreement. Verano, through a subsidiary, also entered into a management and administrative services agreement. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with IFRS 3, Business Combination and consolidated the seller as of July 2020. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

In December 2020, the Company entered into a membership interest purchase agreement to acquire, upon the satisfaction of certain conditions precedent, 100% of a dispensary located in Illinois. The total undiscounted purchase price was $22,347,011 plus a $315,065 working capital adjustment. The Company paid $5,347,011 in December 2020. The remaining purchase price will be paid pursuant to the membership interest purchase agreement. Verano, through a subsidiary, also entered into a management and administrative services agreement. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with IFRS 3, Business Combination and consolidated the seller as of December 2020. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

9.	ACQUISITIONS (Continued)

(a)	Business Combinations (Continued)

The purchase price allocation for the acquisitions, as set forth in the table below, reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period.

Measurement period adjustments that the Company determined to be material will be applied retrospectively to the period of acquisition in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected. The measurement period ends one year subsequent to the acquisition date.

The following table summarizes the provisional accounting estimates of the acquisition that occurred during the year ended December 31, 2020.

	Evanston	Elevele	Total

Cash	$328,722	$1,034,790	$1,363,512
Inventories	552,633	431,040	983,673
Other current assets	3,354	366,081	369,435
Property, plant and equipment	1,053,404	38,079	1,091,483
Right of use assets	-	43,791	43,791
Accounts payable and accrued liabilities	(940,702)	(1,108,987)	(2,049,689)
Deferred taxes	(5,766,702)	(6,548,193)	(12,314,895)
Lease liabilities	(122,779)	(68,451)	(191,230)

Total identifiable net assets (liabilities)	(4,892,070)	(5,811,850)	(10,703,920)
Intangible assets	24,923,221	28,112,566	53,035,787

Net assets	$20,031,151	$22,300,716	$42,331,867

Cash	$18,000,000	$5,347,011	$23,347,011
Acquisition price payable	2,031,151	16,953,705	18,984,856

Total Consideration	$20,031,151	$22,300,716	$42,331,867

In addition to the acquisitions noted above, a Company affiliate entered into a membership purchase agreement with a licensee in Maryland which would allow the Company to process medical marijuana in Maryland. The Company analyzed the transactions and recorded the transaction as a business combination. The total purchase price was $6,900,000 and $1,050,000 was paid in December 2020. The Company recognized a license in the amount of $6,640,312 and tools and equipment in the amount of $259,688, which are included in the intangible assets and property, plant and equipment, respectively, of the consolidated statements of financial position.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

9.	ACQUISITIONS (Continued)

(a)	Business Combinations (Continued)

The following table summarizes the final accounting estimates of the acquisitions that occurred during the year ended December 31, 2019.

	AGG Wellness (1)	Magpie (2)	Total

Cash	$-	$61,003	$61,003
Inventories	300,000	237,352	537,352
Other current assets	-	34,502	34,502
Property, plant and equipment	-	144,698	144,698
Right of use assets	457,046	856,910	1,313,956
Accounts payable and accrued liabilities	-	(197,693)	(197,693)
Deferred Taxes	(1,293,435)	-	(1,293,435)
Lease liabilities	(457,046)	(856,910)	(1,313,956)
Non-controlling interest	(300,000)	(2,400,000)	(2,700,00)

Total identifiable net assets (liabilities)	(1,293,435)	(2,120,138)	(3,413,573)
Intangible assets	5,793,435	3,120,138	8,913,573

Net assets	$4,500,000	$1,000,000	$5,500,00

Cash	$3,300,000	$-	$3,300,00
Acquisition price payable	1,200,000	1,000,000	2,200,000

Total Consideration	$4,500,000	$1,000,000	$5,500,00

(1)	Acquisition accounted for as an asset acquisition with the application of the IFRS Amendment. During the measurement period a material deferred tax adjustment was identified related to the AGG Wellness acquisition in which a deferred tax liability and additional goodwill of $1,293,435 was recognized. The additional goodwill is reflected as a 2020 addition in the intangible assets and goodwill footnote (Note 10).

(2)	Acquisition accounted for as a business combination under IFRS 3.

Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred. The Magpie (Oklahoma) operation was discontinued during the third quarter of 2020 (Note 3).

(b)	Licenses

During 2020, a Company affiliate entered into consulting, licensing, or other contractual arrangements with licensees in Pennsylvania which would allow the Company to operate medical and/or recreational marijuana dispensaries in Pennsylvania. The Company analyzed the transactions and recorded the transactions as asset acquisitions. The Company capitalized the licenses in the amount of $7,000,000, which are included in the intangible assets on the consolidated statement of financial position. The Company entered into a secured promissory note of $3,163,000 in July and the remaining liability of seller financing was fully repaid ahead of the scheduled pay-off date. The payment was the final financial obligation remaining under the transaction documents.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

9.	ACQUISITIONS (Continued)

(b)	Licenses (Continued)

During 2019, Company affiliates entered into consulting, licensing, or other contractual arrangements with licensees in Ohio and Michigan which would allow the Company to operate medical and/or recreational marijuana dispensaries in Ohio or Michigan. The Company analyzed the transactions and recorded the transactions as asset acquisitions. The Company capitalized the licenses in the amount of $3,996,707, which are included in the intangible assets on the consolidated statements of financial position. The Company had $60,185 payable as of December 31, 2019, which was paid in full in 2020. The Company determined that the acquired licenses have an indefinite life and are not subject to amortization.

10.	INTANGIBLE ASSETS AND GOODWILL

As of December 31, 2020, intangible assets and goodwill consisted of the following:

	Balance at January 1,		Additions from		Balance at December 31,
	2020	Purchases	Acquisitions	Disposals	2020
Indefinite Lives
Licenses	$19,802,449	$7,000,000	$47,017,018	$-	$73,819,467
Tradenames	78,000	-	-	-	78,000
Goodwill	5,064,248	-	13,952,516	(2,987,861)	16,028,903

Total	$24,944,697	$7,000,000	$60,969,534	$(2,987,861)	$89,926,370

As of December 31, 2019, intangible assets and goodwill consisted of the following:

	Balance at January 1,		Additions from		Balance at December 31,
	2019	Purchases	Acquisitions	Disposals	2019
Indefinite Lives
Licenses	$12,575,742	$8,496,707	$-	$(1,270,000)	$19,802,449
Tradenames	119,000	-	-	(41,000)	78,000
Goodwill	1,995,233	-	3,120,138	(51,123)	5,064,248

Total	$14,689,975	$8,496,707	$3,120,138	$(1,362,123)	$24,944,697

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

11.	NOTES PAYABLE

As of December 31, 2020 and December 31, 2019, notes payable consisted of the following:

	December 31,	December 31,
	2020	2019

Credit agreement dated July 2, 2020 for an initial commitment of $20,000,000 issued to various investors under Chicago Atlantic GIC Advisers, LLC as administrative agent with an incremental loan not to exceed $10,000,000; interest at 15.25% per annum matures June 2022. The Company was advanced $30,000,000 during the third quarter of 2020. Debt issuance costs were reflected as a reduction of the carrying value of the long-term debt on the Company’s consolidated statements of financial position and was amortized to interest expense over the term of the note using the effective interest method. This note is guaranteed by a member. This note has prepayment penalties and mandatory prepayment as described in the note. The note holders have a first right of refusal to refinance the note under substantially similar terms. The note is substantially collateralized by all the assets of the Company and is subject to certain restrictive covenants as defined in the agreement.	$30,000,000	$-

Convertible note dated November 25, 2019 for up to $20,000,000 issued to accredited investors; interest at 1.5% per month matures in August 2020 subject to an extension of six months or the completion of a transaction, if earlier. The note was extended for six month and with a maturity in February 2021. The note was repaid in November 2020 when the holder elected to exercise their warrants. Refer to (c) below.	-	5,100,000

Convertible note dated November 25, 2019 for $5,000,000 issued to accredited investors; interest at 1.5% per month matures in August 2020 subject to an extension of six months or the completion of a transaction, if earlier. Principal and interest is due on the maturity date. The note was extended for six month and matures in February 2021. Refer to (d) below.	3,709,425	5,100,000

Secured promissory notes dated February 13, 2019 for $3,412,500 issued to accredited investors; interest at 2.57% compounded annually matures in February 2020. The note was amended in June 2020 and extended for six months to August 2020 and is subject to four extension dates. The interest rate was also amended to bear interest at 6% from February to June 2020, 11% compounded annually until August 2020, 14% compounded annually until the second extension date of February 2021, and 15.5% compounded annually for additional extension dates. Refer to (b) below.	3,412,500	3,412,500

Promissory note secured by deed of trust dated May 15, 2020 for $1,473,922 issued to Eastern and Pebble, LLC; bears interest at 4% per annum and matures on September 15, 2021.	856,594	-

Promissory note dated September 4, 2019 for up to $16,000,000 issued to accredited investors; interest at 5.0% per annum matures in September 2020 or upon the occurrence of a corporate transaction if earlier. Principal and interest is due on the maturity date. The loan was repaid in 2020.	-	8,000,000

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

11.	NOTES PAYABLE (Continued)

As of December 31, 2020 and 2019, notes payable consisted of the following (Continued):

	December 31,	December 31,
	2020	2019

Promissory note dated July 31, 2017, in the original amount of $2,900,000 issued to an accredited investor; monthly payment of $19,294 with a balloon payment of $2,493,308 due on August 1, 2027 including interest at 7.00% per annum. Refer to (a) below.	2,790,274	2,827,924

Vehicle loan dated December 11, 2017, in the original amount of $17,709 issued to accredited investors; monthly payment of $548, including interest at 6.94% and matures in December 2020. The loan was repaid in 2020.	--	6,335

Vehicle loan dated August 25, 2017, in the original amount of $18,966 issued to accredited investors; monthly payment of $341, including interest at 2.99% and matures in September 2022. The loan was repaid in 2020.		8,727

Vehicle loan dated May 21, 2018, in the original amount of $18,247 issued to accredited investors; monthly payment of $563, including interest at 6.75% and matures in February 2021. The loan was repaid in 2020.	-	9,107

Promissory Note dated July 2, 2020, in the original amount of $350,000 issued to BB Marketing, LLC; matures in June 2021; interest is due at 5% in the event of a default	350,000	-

Less: unamortized debt issuance costs	(824,833)	(166,667)
Less: unamortized debt discount	-	(5,525,503)
Less: unamortized debt discount - warrants	-	(4,405,756)

Total Notes Payable	40,293,910	14,366,667

Less: Current Portion of Notes Payable	(7,814,261)	(8,153,234)

Notes Payable, Net of Current Portion and Unamortized Debt Issuance Costs	$32,479,649	$6,213,433

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

11.	NOTES PAYABLE (Continued)

Stated maturities of debt obligations are as follows:

	Principal	Unamortized Debt Issuance	Total Notes
	Payments	Costs	Payable

2021	$8,365,694	$551,433	$7,814,261
2022	30,039,862	273,450	29,766,412
2023	42,744	-	42,744
2024	45,834	-	45,834
2025	49,147	-	49,147
Thereafter	2,575,512	-	2,575,512

Total	$41,118,793	$824,883	$40,293,910

(a) The promissory note with an outstanding balance of $2,790,274 at December 31, 2020 is collateralized by certain real estate and improvements made to the property.

(b) The two promissory notes which have convertible features, with an outstanding balance at December 31, 2020 of $3,412,500 are collateralized by the note holders’ units in DGV Group, LLC. These notes were repaid in full in February 2021.

(c) In August 2018, the Company and ZenNorth, LLC entered into a $10,000,000 credit facility. The terms of the loan provide the Company with the facility at a rate of 1%, compounded monthly, with conversion options. The loan was to be made in several advances on or before December 31, 2018. No such advances were made. In connection with the credit facility, the Company issued a warrant for 424,242 Class B units at an exercise price of $7.14, with a term of 5 years.

(c&d) At the sole option of the lender or upon completion of a transaction, the convertible notes are convertible to equity. A total of $10,000,000 was advanced during 2019, of which $5,000,000 was advanced from ZenNorth, LLC and affiliates (c) and $5,000,000 from the Company’s Chief Executive Officer (d). Both advances had an origination fee of 2%, which is due in full on the maturity date. The origination fee was recorded as a reduction to the carrying value of the note payable. This reduction is recognized on a straight-line basis which approximates the effective interest rate method as interest expense. The charge to interest expense was $2,272,450 and $33,333 for the years ended December 31, 2020 and 2019, respectively.

(c&d) Additionally, in connection with the convertible notes issued in 2019, the Company issued warrants to purchase 990,000 common shares with an exercise price of $7.575 per share. The warrants have a three year term from the date of the closing. The Company determined the fair value of the warrants to be $5,061,933 using the Black -Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. A debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position and is being amortized over the term of the notes. Amortization of the debt issuance cost for warrants was $4,405,756 and $656,177 for the years ended December 31, 2020 and December 31, 2019, respectively. The conversion feature was treated as an embedded derivative liability and did not require bifurcation, as such the entire amount was recorded as a liability. The warrants for 424,242 Class B units and 990,000 common shares were exercised for an exercise value of $3,029,088 and $7,499,250, respectively. The exercise proceeds were used to relieve the remaining debt outstanding with ZenNorth, LLC. The exercise proceeds for the Chief Executive Officer did not exceed the outstanding note balance, leaving an outstanding balance of $3,709,425 at December 31, 2020, which was repaid in full in February 2021.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

12.	DERIVATIVE LIABILITIES

Convertible Notes

The Company issued two convertible notes for $10,000,000 in 2019 (Note 11). A reconciliation of the beginning and ending balances of the derivative liabilities for the periods ended December 31, 2020 and 2019 were as follows:

Derivative Liability

Balance as of January 1, 2019	$-

Fair value of derivative liabilities on issuance date	6,216,191
Additional issuance	-
Fair value change in derivative liability	562,319

Balance as of December 31, 2019	$6,778,510

Balance as of January 1, 2020	$6,778,510

Additional issuance	-
Gain on derivative liability	(6,778,510)

Balance as of December 31, 2020	$-

In accordance with IFRS, a contract to issue a variable number of equity shares fails to meet the definition of equity and must instead be classified as a derivative liability and measured at fair value with changes in fair value recognized in the consolidated statements of operations at each period-end. The derivative liability will ultimately be converted into the Company’s equity when the convertible notes payable is converted or will be extinguished on the repayment of the convertible notes payable and will not result in the outlay of any additional cash by the Company.

Upon initial recognition, the Company recorded a derivative liability and debt discount of $3,126,285 in relation to the derivative liability portion of the convertible notes. The Company had additional issuances through the remainder of 2019 that resulted in an additional debt discount of $3,089,906. The Company recorded $5,525,503 and $690,688 in amortization related to the debt discount for the years ended December 31, 2020 and December 31, 2019, respectively.

As of December 31, 2020, the Company had no probability of debt conversion. The Company adjusted the derivative liabilities and debt discount to reflect the outcome.

13.	MEMBERS’ EQUITY

Members’ Equity

Effective January 1, 2019, Verano Holdings, LLC elected to be treated as a C Corporation for Federal income tax purposes. Prior to January 1, 2019, members’ equity was primarily comprised of one class of units, as described in the Company’s applicable operating agreements.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

13.	MEMBERS’ EQUITY (Continued)

(a)	Noncontrolling Interest

During 2020, the Company entered into various agreements to acquire non-controlling interests in certain entities as described below. As a result of the transaction, a Company affiliate now owns 100% of the membership interests in each entity. The aggregate purchase price for the membership interests totaled approximately $6,900,000. The Company recorded these transactions as distributions to members and all non-controlling interests in these entities were transferred to members’ equity.

As of January 1, 2020, the Company had a 50% non -controlling interest in NatureX, LLC. The Company acquired 40% of the non-controlling interest on July 31, 2020 and acquired the remaining 10% on August 12, 2020 for an aggregate purchase price of $1.3 million, of which $200,000 is included in the acquisition price payable balance as of December 31, 2020.

On July 29, 2020, the Company acquired the remaining 25% non-controlling interesting in Four Daughters Compassionate Care for $1.1 million.

In 2020, the Company acquired the remaining non-controlling interest in Healthway Services of West Illinois, LLC, for an aggregate purchase price of $3,900,000, which is included in the acquisition price payable balance as of December 31, 2020.

In 2020, the Company acquired individually insignificant non-controlling interests for an approximate aggregate purchase price of $531,000 in Class B units.

(b)	Warrants

In connection with a subscription agreement offering in October of 2018, the Company entered into an agency agreement with Clarus Securities, Inc., (“Clarus”) pursuant to which Clarus would broker the subscription of up to $12,000,000 of Class B units of the Company. On or about February 7, 2019, the Company and Clarus mutually agreed to terminate the agency agreement and any rights which may have arisen thereunder, in consideration for which the Company granted the Clarus’s blocker entity 100,000 Class B warrants in the Company at a price of $21.73 per Class B unit. Clarus’s blocker, Clarus Securities SIV, Inc., exercised the warrants on February 11, 2019 for $2,173,000.

In August 2018, the Company issued a warrant for 424,242 Class B units at an exercise price of $7.14, with a term of 5 years in connection with a credit facility (Note 11). The Company determined the fair value of the warrant to be $2,661,935 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0%, and risk-free rate of 2.87%. As there were no proceeds received in connection with the credit facility, the fair value was recorded as debt issuance costs on the Consolidated Statements of Financial Position. These costs were amortized over the period of expected availability through December 31, 2018. The balance of the debt issuance costs associated with this warrant was fully amortized in 2018. The Company determined the fair value of the incremental units to be $2,289,674. The Company amended the warrant agreement in 2019 that resulted in 751,973 Class B units at an exercise price of $4.03 and the amended agreement preserves the presentation as equity and was presented as such as of December 31, 2019.

In connection with the convertible notes issued in 2019, the Company issued warrants to purchase 990,000 common shares with an exercise price of $7.575 per share. The warrants have a three year term from the date of the closing. The Company determined the fair value of the warrants to be $5,061,933 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. The conversion feature is a derivative liability; however, it has zero value and the entire amount has been recorded as a liability. A debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position and is being amortized over the term of the notes. Amortization of the debt issuance cost for warrants was $4,572,423 and $656,177 for the years ended December 31, 2020 and December 31, 2019, respectively.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

13.	MEMBERS’ EQUITY (Continued)

(b)	Warrants (Continued)

As disclosed in Note 11, the 424,242 Class B units and 990,000 common shares were exercised for an exercise value of $3,029,088 and $7,499,250, respectively. The exercise proceeds were used to relieve the remaining debt outstanding with ZenNorth, LLC. The exercise proceeds for the Chief Executive Officer did not exceed the outstanding note balance, resulting an outstanding balance of $3,709,425 as of December 31, 2020. The conversion of warrants increased net equity by $10,523,187 as of December 31, 2020.

14.	INCOME TAXES

Provision for income taxes consists of the following for years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019

Current:
Federal	$33,649,881	$7,935,000
State	12,821,250	2,720,800

Total current	46,471,131	10,655,800

Deferred:
Federal	20,996,289	3,160,796
State	9,364,408	1,386,625

Total deferred	30,360,697	4,547,421

Total	$76,831,828	$15,203,221

The reconciliation between the effective tax rate on income from operations and the statutory rate for the year ended December 31, 2020 is as follows:

2020

Income (loss) Before Income Taxes	$203,472,001
Statutory Tax Rate	21.00%
Expense (recovery) Based on Statutory Rates	42,729,120
Other Permanent Differences	(1,309,238)
Nondeductible 280E	12,449,268
Gain on Derivative Liability	(1,423,487)
Noncontrolling interest	1,524,010
State	21,867,207
Book/Tax Basis in Acquired Intangibles	2,595,455
Return to Provision	(1,600,507)

Income Tax Expense	$76,831,828

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

14.	INCOME TAXES (Continued)

As of December 31, 2020 and 2019, the components of deferred tax assets and liabilities were as follows:

	2020	2019
Deferred Income Tax Asset
Lease Liabilities	$(406,891)	$(430,790)
Loyalty Points	(752,312)	(256,156)
Capitalization of Biological Assets	(8,348,422)	(2,466,257)

Total Net Deferred Tax Assets	(9,507,625)	(3,153,203)

Deferred Income Tax Liabilities
Right of Use Assets	548,923	617,817
Book/ Tax Basis Differences in Acquired Intangibles	16,203,786	-
Fair Value Adjustment on Biological Assets	41,838,921	7,650,364

Total Deferred Tax Liabilities	58,591,629	8,268,181

Net Deferred Income Tax Liabilities	$49,084,004	$5,114,997

The intangible deferred tax liability includes $13.6 million that was acquired through business combinations and recognized as goodwill.

Effective January 1, 2019, Verano Holdings, LLC elected to be treated as a C Corporation for Federal income tax purposes. The Company now accounts for income taxes in accordance with IAS 12 – Income Taxes, under which deferred tax assets and liabilities are recognized based on anticipated future consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases. As a result of the change, the Company recognized a deferred tax liability of approximately $2,320,000 with a corresponding increase to income tax expense as of January 1, 2019. The liability relates to the difference in reporting biological assets for financial statement and income tax reporting purposes.

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss. The Company has not identified any uncertain tax positions for the year ended December 31, 2020.

The Company files income tax returns in the United States and various state jurisdictions. The federal statute of limitation remains open for the 2016 tax year to present. The state income tax returns generally remain open for the 2016 tax year through the present.

15.	LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

15.	LOYALTY OBLIGATIONS (Continued)

Upon redemption, the loyalty program obligation is relieved and the offset is recorded as revenue. As of December 31, 2020, there were 42,273,800 points outstanding, with an approximate value of $2,060,848, which is included in accrued liabilities. As of December 31, 2019, there were 19,550,694 points outstanding, with an approximate value of $953,096. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.

16.	COMMITMENTS AND CONTINGENCIES

(a)	Leases

The Company leases certain business facilities from third parties under operating lease agreements that contain minimum rental provision that expire through 2029. Some of these leases also contain renewal provision and provide for rent abatement and escalating payments. As discussed in Note 2(m), upon the adoption of IFRS 16, such commitments will be recognized as a right-of-use asset representing the right to use the underlying asset and a lease liability representing the obligation to make lease payments.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Scheduled
Year Ending December 31,	payments

2021	$2,890,456
2022	2,582,412
2023	2,175,968
2024	1,951,146
2025	1,875,541
2026 and Thereafter	6,129,421

Total undiscounted lease liabilities	17,604,944
Impact of Discount	(4,829,557)

Lease liability as of December 31, 2020	12,775,387
Less current portion of lease liabilities	(1,910,645)

Long-term portion of lease liabilities	$10,864,742

The Company recorded depreciation on the right-of-use assets of $1,841,035 and $1,479,222, of which $694,871 and $634,587 was included in cost of goods sold for the years ended December 31, 2020 and 2019, respectively. The Company recorded interest expense of $834,024 and $728,503, of which $240,934 and $221,330 was included in cost of goods sold for the years ended December 31, 2020 and 2019, respectively.

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2020, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

16.	COMMITMENTS AND CONTINGENCIES (Continued)

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2020 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

17.	RELATED PARTY TRANSACTIONS

(a)	Due from Related Parties

As of December 31, 2020, and December 31, 2019, amounts due from related parties were comprised of balances due from investors of $108,254 and $253,580, respectively. These amounts are due on demand and did not have formal contractual agreements governing payment terms or interest. Other related party transactions are described through these consolidated financial statements. Refer to Notes 7, 11, and 13 for additional details of related party transactions.

(b)	Due to Related Parties

As of December 31, 2020 and December 31, 2019, amounts due to related parties were comprised of advances to investors payable totaling $44,664 and $82,718, respectively. Advances did not have formal contractual agreements governing payment terms or interest. Refer to Notes 7, 11, and 13 for additional details of related party transactions.

18.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Instruments

The Company’s financial instruments consist of biological assets, notes receivable, notes payable, and derivative liability. The carrying values of these financial instruments approximate their fair values at December 31, 2020 and 2019.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the years ended December 31, 2020 and 2019.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

18.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

(a)	Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2020 and 2019 is the carrying amount of cash. The Company does not have significant credit risk with respect to its customers. All cash is placed with major U.S. financial institutions.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit rise but has limited risk as the majority of its sales are transacted with cash.

(b)	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

(c)	Market Risk

(i)	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

(ii)	Price Risk

Price risk is the risk of variability in fair value due to movements in equity or market prices. See Note 6 for the Company’s assessment of certain changes in the fair value assumption used in the calculation of biological asset values.

(d)	Banking Risk

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit, funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company and leaves their cash holdings vulnerable.

(e)	Asset Forfeiture Risk

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry, which either are used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

21.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

(f)	Regulatory Risk

Regulatory risk pertains to the risk that the Company’s business objectives are contingent, in part, upon the compliance of regulatory requirements. Due to the nature of the industry, the company recognizes that regulatory requirements are more stringent and punitive in nature. Any delays in obtaining, or failure to obtain regulatory approvals can significantly delay operational and product development and can have a material adverse effect on the Company’s business, results of operation, and financial condition.

The Company is cognizant of the advent of regulatory changes occurring in the cannabis industry on the city, state, and national levels. Although regulatory outlook on the cannabis industry has been moving in a positive trend, the Company is aware of the effect of unforeseen regulatory changes can have on the goals and operations of the business as a whole.

(g)	Tax Risk

Tax risk is the risk of changes in the tax environment that would have a material adverse effect on the Company’s business, results of operations, and financial condition. Currently, state licensed marijuana businesses are assessed a comparatively high effective federal tax rate due to section 280E which bars businesses from deducting all expenses except their cost of sales when calculating federal tax liability. Any increase in tax levies resulting from additional tax measures may have a further adverse effect on the operations of the Company, while any decrease in such tax levies will be beneficial to future operations.

19.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 5, 2021, which is the date on which the financial statements were available to be issued.

(a)	Merger Agreement

In November 2020, the Company entered into a merger agreement with Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, and RVC 360 LLC (collectively, “AltMed”). Per the merger agreement, the transaction was contingent upon, and was to close contemporaneously with, a reverse takeover transaction (“RTO”) resulting in the creation of a Canadian publicly-traded parent company.

The transaction received regulatory approvals on February 11, 2021 by various state and local authorities in each of the markets where such approvals were required. The parties took ownership of the resulting issuer and shareholders of AltMed will receive $35MM in cash compensation in the aggregate. The first $20MM was paid in cash in connection with the closing and the remaining $15MM obligation is represented by promissory notes convertible into Class A Subordinate Voting Shares of the Company’s publicly-traded parent.

(b)	RTO, Financing, and Commencement of Trading

On February 11, 2021, the Company closed an RTO of Majesta Minerals Inc. (“Majesta”), a reporting issuer in Alberta, Canada, and received conditional approval of the Class A Subordinate Voting Shares resulting from the RTO for listing on the Canadian Securities Exchange (“CSE”). The RTO was structured as a plan of arrangement under the laws of British Columbia, with certain steps also occurring pursuant to the laws of Delaware. Former securityholders of Verano Holdings, LLC (and of certain Verano subsidiaries) and AltMed received, through a series of transactions, Subordinate Voting Shares and Class B Proportionate Voting Shares, which, in the aggregate and on an as-converted basis, constitute approximately 73.84% and 22.48%, respectively, of the resulting issuer’s outstanding shares. The remaining shares are held by former shareholders of Majesta (including participants in a financing completed in connection with the RTO) and AltMed’s financial advisor.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

19.	SUBSEQUENT EVENTS (Continued)

(b)	RTO, Financing, and Commencement of Trading (Continued)

As part of the RTO, the Company implemented a dual class share structure such that the outstanding shares of the Company consist of (i) 125,663,380.6484 Subordinate Voting Shares, and (ii) 1,643,366.1833 Proportionate Voting Shares. Each Subordinate Voting Share carries one vote per share and each Proportionate Voting Share carries 100 votes per share.

In connection with the RTO, among other things, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued by 1276268 B.C. Ltd., a special purpose financing vehicle created for the purpose of the Subscription Receipt offering (the “Offering”). The Subscription Receipts were indirectly and automatically exchanged for Subordinate Voting Shares upon completion of the RTO and the satisfaction of other escrow release conditions. The Offering raised $100 million with a pre-money valuation of $2.8 billion. Certain proceeds from the Offering of the Subscription Receipts were placed into escrow (the “Escrowed Proceeds”) upon completion of the Offering as disclosed in the Company’s press release dated January 21, 2021. The Escrowed Proceeds were released from escrow and ultimately received by the Company in connection with the consummation of the RTO and the Merger.

Verano received conditional approval from the CSE for the listing of the Subordinate Voting Shares under the symbol “VRNO”. The Subordinate Voting Shares began trading on the CSE at market open on February 17, 2021. The Proportionate Voting Shares are not listed for trading on the CSE but may be converted into Subordinate Voting Shares in certain circumstances.

(c)	Acquisitions

Glass City Alternatives, LLC

In January 2021, the Company entered into an ownership interest purchase and contribution agreement to acquire, upon the satisfaction of certain conditions precedent, 100% of one dispensary located in Ohio. The total purchase price was $2,600,000.

The Herbal Care Center, Inc.

On February 24, 2021, the Company entered into a purchase agreement with The Herbal Care Center, Inc. (“The Herbal Care Center”) subject to customary conditions and regulatory approvals. Total consideration includes cash consideration of $17,500,000, payable over 12 months subject to adjustment and Class A Subordinate Voting Shares and Class B Proportionate Voting Shares of the Company’s publicly-traded parent equivalent to 904,642 Class A Subordinate Voting Shares on an-as converted basis.

TerraVida Holistic Centers, LLC

On February 24, 2021, a subsidiary of the Company entered into an agreement and plan of merger with subsidiaries of the Company will merge with and into TerraVida Holistic Centers, LLC (“TerraVida”) and GVB Holdings Groups, LLC. subject to customary conditions and regulatory approvals. TerraVida operates three of Pennsylvania’s top performing medical dispensaries. The merger consideration includes cash consideration of $62,500,000, subject to adjustment, with $15,000,000 being payable on the closing date, $10,000,000 payable within 90 days after closing, and the remainder payable within 180 days after the closing date. In addition, the merger consideration includes Class A Subordinate Voting Shares and/or Class B Subordinate Voting Shares of the Company’s publicly-traded parent equivalent to 3,013,500 Class A Subordinate Voting Shares on an as converted basis.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

19.	SUBSEQUENT EVENTS (Continued)

(c)	Acquisitions (Continued)

Pennsylvania Dispensary

On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it would acquire all of the issued and outstanding equity interests of a licensee that holds one dispensary permit in Pennsylvania, which would give the subsidiary the ability to open three dispensaries. Pursuant to these agreements, the purchase consideration includes cash consideration of $7,350,000 payable in cash and Class A Subordinate Voting and Class B Proportionate Voting Shares of the Company’s publicly-traded parent equivalent to 1,333,173 Class A Shares (on an as-converted basis). One of the sellers is also entitled to an earnout payable in shares in the capital of the Company’s publicly-traded parent (or up to 50% in cash at the election of the seller) in accordance with the terms of the applicable agreement. The transaction closed on March 9, 2021.

Perpetual Healthcare Inc.

On February 24, 2021, the Company entered into an agreement whereby Perpetual Healthcare Inc. (“PHI”) will transfer the management and governance of PHI, which operates the Emerald Dispensary in Phoenix, Arizona. The agreement is subject to the approval of regulatory approvals and other customary closing condition. Total consideration includes cash consideration of $11,250,000, Class A Subordinate Voting Shares of the Company’s publicly-traded parent having an aggregate value of $11,250,000, subject to the performance of the shares in the ten day period immediately following the signing of the agreement. The transaction closed on March 10, 2021.

Territory Dispensary

On February 24, 2021, the Company entered into an agreement to acquire three active dispensaries and one cultivation and production facility from NZCO LLC, an Arizona limited liability company (“NZCO”), Murff & Company LLC, an Arizona limited liability company (“M&C”), JWC1 LLC, an Arizona limited liability company (“JWC”), Hu Commercial Properties LLC, an Arizona limited liability company (“HCP”), and COBISH LLC, an Arizona limited liability company (“Cobish” and together with NZCO, M&C, JWC and HCP, collectively, “Territory”). The transaction includes three premium, high traffic and easily accessible dispensaries located in Mesa, Chandler, and Gilbert Arizona, an 11,000 sq. ft. indoor cultivation facility, and 8,100 sq. ft. greenhouse in Winslow and two real estate locations. The agreement includes $7,500,000 payable in cash, subject to adjustment, and Class A Subordinate Voting Shares in the capital of Verano and/or Class B Proportionate Voting Shares in the capital of the Company’s publicly-traded parent equivalent to 3,989,875 Subordinate Voting Shares on an as converted basis.

Local Joint

On March 22, 2021, an affiliate of the Company entered into an asset purchase agreement with Flower Launch LLC, the manager of Patient Alternative Relief Center, Inc., d/b/a Local Joint, an Arizona nonprofit corporation (“PARC”), which holds a dispensary license, an authorization to operate a second dispensary, and an authorization to operate an offsite cultivation facility, all in the State of Arizona. The total consideration includes cash consideration of $13,500,000, with $10,000,000 payable on the closing date and $3,500,000 payable within 120 days after the closing date, plus $3,500,000.00 in Class A Subordinate Voting and/or Class B Proportionate Voting Shares of the Company’s publicly-traded parent. The transaction closed on March 30, 2021.

VERANO HOLDINGS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

19.	SUBSEQUENT EVENTS (Continued)

(d)	Notes Payable

Note Repayment

The two promissory notes which have convertible features, with an outstanding balance at December 31, 2020 of $3,412,500 are collateralized by the note holders’ units in DGV Group, LLC. These notes were repaid in full in February 2021.

A convertible note with an outstanding balance at December 31, 2020 of $3,709,425 was repaid in full in February 2021.

(e)	Private Placement

On March 11, 2021, the Company’s publicly-traded parent closed an agreement with Beacon Securities Limited (“Beacon”) and Canaccord Genuity Corp. (together with Beacon, the “Co-Lead Underwriters”), on behalf of a syndicate of underwriters (together with the Co-Lead Underwriters, the “Underwriters”) pursuant to which the Underwriters purchased, on a bought deal private placement basis, 3,510,000 special warrants of the Company (the “Special Warrants”) at a price per Special Warrant of C$28.50 (the “Issue Price”) for aggregate gross proceeds of C$100,035,000 (the “Offering”).

(f)	Litigation

On January 22, 2021, the Company received a letter from a member demanding that it produce, pursuant to the Company’s Operating Agreement, documents and information related to the Company’s debt and equity financing activities in 2018 and 2019. In response to the Company’s production of such information, the member has alleged that the warrants provided in connection with the loans from Rockview Capital and George Archos in November 2019 were not properly priced or valued. The Company has agreed to participate in voluntary mediation with this member regarding the claims, which is expected to take place on April 13, 2021.

In January of 2021, the Company received correspondence purportedly on behalf of a former employee of Harvest Health and Recreation Inc. (“Harvest”) in the State of Arkansas alleging that the former employee was directed to bring certain strains of Verano cannabis into Arkansas to help establish Harvest’s cultivation facility there during a time in which the Company and Harvest were allegedly planning to combine operations under a Business Combination Agreement between the Company and Harvest in effect at that time, which agreement has since been terminated. The letter alleged that, as a result of this activity, the employee was indicted in the State of Arkansas, that the Company and Harvest are at fault; counsel threatened RICO claims against the Company, Harvest, and their respective management teams. Thereafter, in response to the threat of suit, on March 4, 2021, the Company and certain named officers and employees joined in an arbitration proceeding in the State of Arizona related to claims made by the former Harvest employee. In response, on March 8, 2021, the employee filed suit in the United States District Court for the District of Colorado. The complaint alleges a violation of 18 U.S.C. § 1962(c) and (d) by the Company and certain of its officers and employees.